                                                                    Exhibit 99.1

                     GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC

                     NOTIFICATION OF OBLIGATION TO REIMBURSE
                              CERTAIN FUND EXPENSES

     NOTIFICATION made October 24, 2000 by GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC, a Massachusetts limited liability company (the "Advisor"), to GMO TRUST, a Massachusetts business trust (the "Trust").


WITNESSETH:

     WHEREAS, the Advisor has organized the Trust to serve primarily as an investment vehicle for certain large institutional accounts; and

     WHEREAS, the Advisor believes it would benefit from a high sales volume of shares of the Trust in that such a volume would maximize the Advisor's fee as investment adviser to each series of the Trust constituting a separate investment portfolio set forth below (each a "Fund" and, collectively, the "Funds"); and

     WHEREAS, the Advisor has agreed to reimburse the Funds for certain Fund expenses so as to reduce or eliminate certain costs otherwise borne by shareholders of the Funds and to enhance the returns generated by shareholders of the Funds.

     NOW, THEREFORE, the Advisor hereby notifies the Trust that the Advisor shall, through June 30, 2001 (and any subsequent periods as may be designated by the Advisor by notice to the Trust), reimburse each Fund to the extent the Fund's total annual operating expenses (not including Shareholder Service Fees, brokerage commissions and other investment-related costs, interest expense, hedging transaction fees, extraordinary, non-recurring and certain other unusual expenses (including taxes), securities lending fees and expenses and transfer taxes; and, in the case of the Emerging Markets Fund, Evolving Countries Fund, Emerging Country Debt Fund and Global Hedged Equity Fund, also excluding custodial fees; and, in the case of the U.S. Sector Fund, Global Hedged Equity Fund, International Equity Allocation Fund, World Equity Allocation Fund, Global (U.S.+) Equity Allocation Fund, Global Balanced Allocation Fund and International Core Plus Allocation Fund, also excluding expenses indirectly incurred by investment in other Funds of the Trust (collectively, "Excluded Fund Fees and Expenses")) exceed the percentage of that Fund's average daily net assets (the "Post-Reimbursement Expense Limitation") set forth in the table below:

------------------------------------------ ---------------------------------
                                               POST-REIMBURSEMENT EXPENSE
FUND                                                 LIMITATION
------------------------------------------ ---------------------------------
U.S. Core Fund                                          0.33%
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Tobacco-Free Core Fund                                  0.33%
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Value Fund                                              0.46%
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Growth Fund                                             0.33%
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U.S. Sector Fund                                        0.33%
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Small Cap Value Fund                                    0.33%
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Small Cap Growth Fund                                   0.33%
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Fundamental Value Fund                                  0.60%
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REIT Fund                                               0.54%
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International Core Fund                                 0.54%
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Currency Hedged International Core Fund                 0.54%
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Foreign Fund                                            0.60%
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International Small Companies Fund                      0.60%
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Japan Fund                                              0.54%
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Emerging Markets Fund                                   0.81%
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Evolving Countries Fund                                 0.65%
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Global Properties Fund                                  0.60%
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Domestic Bond Fund                                      0.10%
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U.S. Bond/Global Alpha A Fund                           0.25%
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U.S. Bond/Global Alpha B Fund                           0.20%
------------------------------------------ ---------------------------------
International Bond Fund                                 0.25%
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Currency Hedged International Bond Fund                 0.25%
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Global Bond Fund                                        0.19%
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Emerging Country Debt Fund                              0.35%
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Short-Term Income Fund                                  0.05%
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Global Hedged Equity Fund                               0.50%
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Inflation Indexed Bond Fund                             0.10%
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International Equity Allocation Fund                    0.00%
------------------------------------------ ---------------------------------

------------------------------------------ ---------------------------------
World Equity Allocation Fund                            0.00%
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Global (U.S.+) Equity Allocation Fund                   0.00%
------------------------------------------ ---------------------------------
Global Balanced Allocation Fund                         0.00%
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Pelican Fund                                            0.75%
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Asia Fund                                               0.81%
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Tax-Managed U.S. Equities Fund                          0.33%
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Tax-Managed International Equities Fund                 0.54%
------------------------------------------ ---------------------------------
International Core Plus Allocation Fund                 0.00%
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Emerging Country Debt Share Fund                        0.00%
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Intrinsic Value Fund                                    0.33%
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Tax-Managed Small Companies Fund                        0.55%
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Alpha LIBOR Fund                                        0.00%
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Foreign Small Companies Fund                            0.70%
------------------------------------------ ---------------------------------

     In addition, with respect to each of the U.S. Sector Fund and the Global Hedged Equity Fund only, the Advisor proposes to reimburse each such Fund to the extent that the sum of (i) such Fund's total annual operating expenses (excluding Excluded Fund Fees and Expenses), plus (ii) the amount of fees and expenses (excluding Excluded Fund Fees and Expenses) incurred indirectly by the Fund through its investment in other GMO Funds, exceeds the Fund's Post-Reimbursement Expense Limitation, subject to a maximum total reimbursement to either Fund equal to the Fund's Post-Reimbursement Expense Limitation.

     In addition, with respect to each of the U.S. Bond/Global Alpha A Fund, International Bond Fund, Currency Hedged International Bond Fund and Global Bond Fund, the Advisor shall reimburse each Fund to the extent that the sum of (a) the Fund's total annual operating expenses (excluding Excluded Fund Fees and Expenses), plus (b) the amount of fees and expenses (excluding all Excluded Fund Fees and Expenses except for custodial fees, which shall be included for this purpose) incurred indirectly by the Fund through its investment in the Emerging Country Debt Fund, exceeds the Fund's Post-Reimbursement Expense Limitation, subject to a maximum total reimbursement to such Fund equal to the Fund's Post-Reimbursement Expense Limitation.

     In addition, with respect to the Fundamental Value Fund, the Advisor shall, through October 31, 2001, reimburse the Fund to the extent the Fund's total annual operating expenses (not including Shareholder Service Fees, brokerage commissions and other investment-related costs, interest expense, hedging transaction fees, extraordinary, non-recurring and certain other unusual expenses (including taxes), securities lending fees and expenses and transfer taxes exceed the Fund's Post-Reimbursement Expense Limitation set forth above.

     In providing this Notification, the Advisor understands and acknowledges that the Trust intends to rely on this Notification, including in connection with the preparation and printing of the Trust's prospectuses and its daily calculation of each Fund's net asset value.

     Please be advised that all previous notifications by the Advisor with respect to fee waivers and/or expense limitations regarding any of the Funds shall hereafter be null and void and of no further force and effect.

     IN WITNESS WHEREOF, the Advisor has executed this Notification of Obligation to Reimburse Certain Fund Expenses on the day and year first above written.

                                   GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC


                                   By: /s/ Susan Randall Harbert
                                       -----------------------------------------
                                   Title: Member